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                                    EXHIBIT 10.6

                                 PROMISSORY NOTE

$30,000.00                                                      January 17, 2002

For value received, the undersigned, Coinless Systems, Inc. ("the Promisor"), promises to pay upon demand to the order of Dennis W. and/or Janice Sorenson ("the Payee") located at 1124 Sable Mist Court, Las Vegas, NV 89144 (or at such other place as the Payee may designate in writing) the sum of $30,000.00 with interest from January 17, 2002 on the unpaid principal at a rate of 8.5% interest per annum.

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

The Promisor reserves the right to prepay this Note (in whole or in part) prior to the due date with no prepayment penalty.

If any payment obligation under this Note is not paid when demanded, the Promisor promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

If any of the following events of default occur, this Note shall become due immediately, without demand or notice:

1) the failure of the Promisor to pay the principal and any accrued interest in full upon demand;

2)     the filing of bankruptcy proceedings involving the Promisor as a Debtor;

3)     the application for appointment of a receiver for the Promisor;

4) the making of a general assignment for the benefit of the Promisor's creditors;

5)     the insolvency of the Promisor; or

6) the misrepresentation by the Promisor to the Payee for the purpose of obtaining or extending credit; or

7)     the sale or merger of Corporation.

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If any or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Promisor waives presentment of payment, protest, and notice of protest and nonpayment on this Note.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee's option.

Payee may, at their option, convert this note into Common Stock of CSI, as per Resolution of the Board of Directors, dated February 4, 2000.

This Note shall be construed in accordance with the laws of the State of Nevada.

Signed this 17th day of January 2002 in Las Vegas, Nevada.

PROMISOR
Coinless Systems, Inc.

By:   /S/  DARRYL D. DORSETT
    -------------------------
       Darryl D. Dorsett
       Chief Financial Officer

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